POPULAR, INC.

For more information:

Teruca Rullán
Corporate Communications
(787) 281-5170, 917-679-3596

Agreement between Popular, Inc. and Grupo Cuscatlán will not be completed

San Juan, Puerto Rico, April 28, 2006 – Popular, Inc. and Grupo Cuscatlán, through the  Corporación UBC Internacional, S.A., subscribed, on April 24, 2005, an investment agreement for the acquisition by Popular of 19.99% of UBCI’s stock. During the past year, both parties have put forth their best efforts to complete the acquisition.

Due to the time lapsed and changes in economic conditions, both parties could not reach a final consensus before the deadline set in the original agreement.

“Popular is actively developing its processing network in the entire Central American region,” said Richard L. Carrión, president and chief executive officer of Popular, Inc. “We remain interested in contributing to the economic and technological development of the region. During the past year, the relationship with Grupo Cuscatlán remained harmonious and we look forward to analyzing the development of future projects and alliances for the benefit of both financial institutions.”

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